Exhibit
                                   ITEM 22-5
                          Private Placement Memorandum

                                   ----------


                   CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM


                              PURSUANT TO RULE 506
                          OF THE SECURITIES ACT OF 1933


                             PowerSource Corporation



                                   $5,000,000


                                   1,000 Units

  Each Unit Consisting of 2,000 Shares of Common Stock at $2.50 per Share and
             1,000 Class B Warrants Exercisable at $3.50 per Share

                         OFFERING PRICE: $5,000 PER UNIT

                         For Accredited Investors Only

                            PowerSource Corporation
                                   $5,000,000

                                   1,000 Units
                                 $5,000 Per Unit

Each Unit Consisting of 2,000 Shares of Common Stock at $2.50 per Share and 1,000 Class B Warrants Exercisable at $3.50 per Share

For Accredited Investors Only

     PowerSource Corporation (the "Company") is a Nevada corporation formed in 1990 under the name American Gas Corporation. Since its inception, the Company has operated as an energy company in the Midwest. The Company recently relocated to California to take advantage of a new California law that allows California residents and businesses to choose their own utility suppliers. The Company is a registered electric service provider (registration # 1237) with the California Public Utilities Commission, has met the necessary criteria to be a Registered Renewable Provider (registration # CEC-91237), and is eligible to receive funding from the Renewable Technology Program. The Company is also licensed by the Federal Energy Regulatory Commission as a Wholesale Electric Power & Energy Transactions Marketer/Public Utility Company (docket # ER98-3052-000). The Company plans to act as an energy aggregator to provide individuals and business with the opportunity to pool together into a common buying group to make larger, more economical purchases of energy. See "BUSINESS."

     The Company's principal investment objectives are to:

     1.  Earn  profits  by  purchasing  and  selling  energy,   and  by  pooling
individuals and businesses together to make larger, more economical purchases of energy.

     2. Increase the value of the Company's stock and eventually file with the Securities and Exchange Commission to become a public reporting company.

     The Company is offering 1,000 units (the "Units") consisting of 2,000,000 shares of Common Stock (the "Shares") and 1,000,000 Common Stock purchase warrants (the "Warrants"). The Company's stock currently is not liquid but may become publicly traded in the future. The Company has filed an Information Statement pursuant to Rule 15c2-11 and may commence trading on the pink sheets as a nonreporting company. See "DESCRIPTION OF SECURITIES."

THIS INVESTMENT INVOLVES SIGNIFICANT RISKS AND SHOULD ONLY BE CONSIDERED BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                       Offering   Selling      Proceeds to
                                       Price(2)   Commissions  Company(4)

Per Unit .........................   $    5,000   $    500   $    4,500
Total Minimum (1) ................      100,000     10,000       90,000
Total Maximum (5) ................    5,000,000    500,000    4,500,000

*See footnotes on the following page.
The Date of This Memorandum is February 5, 1999.

1. This offering will terminate on February 5, 2000, unless extended by the Company for up to an additional 180 days (the "Sales Termination Date"). Subscription funds will be deposited in to PowerSource Corp. account at Washington Mutual Bank, 3660 Wilshire Blvd., Los Angeles, California 90010. The offering will continue until the earlier of (i) the sale of a total of $5,000,000 of Units, or (ii) the Sales Termination Date. See "TERMS OF THE OFFERING."

2. The minimum investment for investors is $10,000. The Company may accept less than the minimum investment from a limited number of investors. The Company may sell fractional Units. See "TERMS OF THE OFFERING."

3. The Units will be offered on a "best-efforts" basis. Selling commissions will be paid with respect to Units sold. See "PLAN OF DISTRIBUTION."

4. The amounts shown are before deducting organization and offering costs to the Company, which include legal, accounting, printing and other costs incurred in the offering of the Units. See "USE OF PROCEEDS" and "PLAN OF DISTRIBUTION."

5. The Units will be sold only to Accredited Investors, as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended. The Company has the option to increase the maximum amount of the offering by up to an additional $500,000 for a total maximum offering of $5,500,000. The additional capital may be raised at any time up to the Sales Termination Date. The additional capital would be available for the purpose of developing electricity marketing opportunities for the Company. See "USE OF PROCEEDS."



CITY NATIONAL INVESTMENTS IS ACTING SOLELY AS ESCROW HOLDER IN CONNECTION WITH THE OFFERING OF THE UNITS AND MAKES NO RECOMMENDATION WITH RESPECT TO THIS OFFERING. NORTH AMERICAN TRUST COMPANY HAS MADE NO INVESTIGATION REGARDING THE OFFERING, THE COMPANY, OR ANY PERSON OR ENTITY INVOLVED IN THE OFFERING.


--------------------------------------------------------------------------------

THE OFFER AND SALE OF THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO UNITS MAY BE RESOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT, OR THE COMPANY HAS RECEIVED EVIDENCE SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION UNDER THE ACT AND IS IN COMPLIANCE WITH THE ACT.



THE UNITS HAVE NOT BEEN QUALIFIED UNDER CERTAIN STATE SECURITIES LAWS IN RELIANCE UPON THE APPLICABLE EXEMPTIONS FROM REGISTRATION FOR PRIVATE OFFERS AND SALES OF SECURITIES. NO UNITS MAY BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED EVIDENCE SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING QUALIFICATION UNDER SAID STATE SECURITIES LAWS AND IS IN COMPLIANCE WITH SUCH LAWS.



THIS MEMORANDUM IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.



THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.



PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.



THE PRIVATE PLACEMENT OF THESE SECURITIES IS BEING MADE IN RELIANCE ON THE EXEMPTION FROM REGISTRATION AVAILABLE IN RULE 506 OF REGULATION D PROMULGATED UNDER SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE NATIONAL SECURITIES MARKET IMPROVEMENT ACT OF 1996.

                            STATE NOTICE REQUIREMENTS


     1. FOR  CALIFORNIA  RESIDENTS:  THE SALE OF THE  SECURITIES  WHICH  ARE THE
SUBJECT OF THIS OFFERING HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND IS BEING MADE PURSUANT TO THE EXEMPTION FROM QUALIFICATION UNDER THE NATIONAL SECURITIES MARKET IMPROVEMENT ACT OF 1996 OR, IN THE ALTERNATIVE, PURSUANT TO THE EXEMPTION AVAILABLE IN
SECTION 25102(f) OF THE CALIFORNIA CORPORATIONS CODE FOR PRIVATE PLACEMENTS.

     2. FOR FLORIDA RESIDENTS: THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE FLORIDA DIVISION OF SECURITIES. EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11)(a)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR SUCH PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER. WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT ITS ADDRESS SET FORTH IN THE TEXT OF THIS MEMORANDUM, INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE TO THE COMPANY AT THE NUMBER LISTED IN THE TEXT OF THIS MEMORANDUM), A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.


     SEE THE SUBSCRIPTION AGREEMENT FOR OTHER STATE NOTICES, IF APPLICABLE.

                                TABLE OF CONTENTS

                                                                        Page

INVESTOR SUITABILITY STANDARDS.............................................4

INVESTMENT SUMMARY.........................................................4

USE OF PROCEEDS............................................................7

RISK FACTORS...............................................................8

BUSINESS..................................................................14

CAPITALIZATION............................................................20

DIVIDEND POLICY...........................................................21

DILUTION..................................................................22

MANAGEMENT................................................................22

PRINCIPAL STOCKHOLDERS....................................................27

DESCRIPTION OF SECURITIES.................................................27

ERISA CONSIDERATIONS .....................................................29

TERMS OF THE OFFERING.....................................................30

PLAN OF DISTRIBUTION......................................................32

ADDITIONAL INFORMATION....................................................32

FINANCIAL STATEMENTS......................................................34


EXHIBITS

SUBSCRIPTION DOCUMENTS...................................................  A

NVESTOR SUITABILITY STANDARDS

     Units will be sold only to a person who has either (i) a net worth (or joint net worth with the purchaser's spouse) of at least $1,000,000 or (ii) an annual gross income in the last two years of at least $200,000, and expected gross income in the current year of at least $200,000 (or joint annual gross income with spouse of $300,000), or (iii) otherwise meets the requirements for an Accredited Investor as defined in Rule 501 of Regulation D promulgated under
Section 4(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Memorandum. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchaser of Units. Investor suitability standards in certain states may be higher than those described in this Memorandum. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

     The Company has the discretion to sell less than the minimum investment to a limited number of investors. The Company has the option, exercisable in its sole discretion, at any time prior to the Sales Termination Date, to redeem Units purchased by investors who purchase less than the minimum investment. The redemption price would equal the original purchase price of the Units. See "TERMS OF THE OFFERING."

     Each investor must represent in writing that he meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he is purchasing the Units for his own account, for investment and not with a view toward distribution, and (ii) he has such knowledge and experience in financial and business matters that he is capable of evaluating without outside assistance the merits and risks of investing in the Units, or he and his purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Units. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company.


                               INVESTMENT SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Memorandum and its Exhibits. Each prospective investor is urged to carefully read this Memorandum and its Exhibits in their entirety including but not limited to the risk factors.


                                   The Company

     PowerSource Corporation (the "Company" or "PowerSource") is a Nevada corporation formed in 1990 under the name American Gas Corporation. Since its inception, the Company has operated as an energy company in the Midwest. In 1992, Kensington International Holding Corporation ("Kensington"), a fully reporting public company, acquired American Gas Corporation. Subsequently, American Gas Corporation reorganized into PowerSource Corporation. The Company recently relocated to California to take advantage of California Assembly Bill 1890 which permits California residents and business to choose their utility suppliers. The California electric industry is estimated to be a $22 billion dollar per year business and PowerSource intends to capture a share of the market.

     PowerSource is a registered electric service provider (registration # 1237) with the California Public Utilities Commission ("PUC"). The Company has also met the necessary criteria to be a Registered Renewable Provider (registration # CEC-91237), and is eligible to receive funding from the Renewable Technology Program. On July 13, 1998, the Federal Energy Regulatory Commission licensed the Company as a Wholesale Electric Power & Energy Transactions Marketer/ Public Utility Company (docket # ER98-3052-000), which automatically became effective on August 14, 1998. When filling documents with Federal Energy Regulatory Commission, the Company requested a waiver of various Commission regulations. In particular, the Company requested that the Commission grant blanket approval under 18 CFR Part 34 of all future issuances of securities by the Company. On July 10, 1998, pursuant to delegated authority, the Director, Division of Applications, Office of Electric Power Regulation, granted the Company's request for blanket approval of issuances of securities effective August 10, 1998.

     The Company anticipates that energy deregulation will be similar to telephone deregulation. Currently, only the State of California licenses and permits sales of power by independent providers other than utilities. By being licensed at the federal level, as well as with the California PUC, PowerSource is positioned eventually to sell power in states other than California if those states adopt deregulation legislation. Furthermore, PowerSource can purchase power from sources in any jurisdiction. With the defeat of Proposition 9 in California in November 1998, energy deregulation and the related opportunities remain intact.

     PowerSource plans to act as an energy aggregator to provide individuals and business with the opportunity to pool together into a common buying group to make larger, more economical purchases of energy. The Company intends to market to various types of organizations, including business associations, membership retailers, homeowners associations, chambers of commerce, churches, municipalities, cause-related groups, and other non-profit organizations. PowerSource also intends to promote environmentally friendly, renewable energy sources such as wind and solar power. With this group buying approach, PowerSource anticipates that it will have an opportunity to earn profits initially from operations in California, and eventually throughout the United States if energy deregulation evolves nationwide. In marketing power to residential customers and small business owners, PowerSource will endeavor to offer a comprehensive package of services to earn additional revenue, including telecommunications, Internet access, cable, home warranty plans and energy management systems. The primary sources of the Company's revenues are expected to be from the resale of energy purchased on a wholesale basis, from the sale of other services, and from the sale of territories to independent affiliated and unaffiliated marketing companies. In the future, the Company may buy back marketing territories from affiliated marketing companies through exchange offers (i.e. exchanging shares of the Company's common stock for the outstanding securities of the marketing companies). See "BUSINESS."

The Company's executive offices are located at 3660 Wilshire Boulevard, Suite 1104, Los Angeles, California. The telephone number is (213) 383-4443.


                                  Risk Factors

     Investors should carefully consider the various risk factors regarding the Company before investing in the Units. See "RISK FACTORS."
 ...............................................................................
                                  The Offering

Common Stock outstanding (1)..............................5,167,161 shares(1)

Common Stock offered by the Company.......................2,000,000 shares

Warrants offered by the Company (2).....................  1,000,000 warrants(2)

Common Stock outstanding after
the offering of Shares and the exercise
of all of the Warrants (3)................................8,167,161 shares (3)

Preferred Stock outstanding...................................5,350 shares (4)

Proposed Trading Symbol (5).........................................PSRE
________________________________________

     (1) These shares are primarily owned by Kensington, German Teitelbaum, Advanced Legal Management, and Magnum Real Estate. See "PRINCIPAL STOCKHOLDERS."

     (2) Each Warrant entitles the holder to purchase one share of the Company's Common Stock for a price of $3.50 per share at any time until December 31, 1999. Does not reflect the exercise of any other outstanding warrants or the grant and exercise of any other authorized class of warrants. See "DESCRIPTION OF SECURITIES - Warranties."

     (3) The total number of shares of the Company's Common Stock assumes the maximum number of Units are sold and the maximum number of Warrants are exercised.

     (4) See "DESCRIPTION OF SECURITIES - Preferred Stock."

     (5) The Company has filed an Information Statement pursuant to Rule 15c2-11 of the Securities and Exchange Act and may commence trading on the pink sheets as a nonreporting company. The Company will not be permitted to trade on the OTC Bulletin Board until it becomes a fully reporting company with the Securities and Exchange Commission. The Company is in the process of preparing its application to become a fully reporting company.


USE OF PROCEEDS

     The minimum gross proceeds from the sale of Units is $250,000 and the maximum gross proceeds from the sale of the Units is $5,000,000. The minimum net proceeds from the offering are expected to be approximately $210,000 and the maximum net proceeds from the offering are expected to be approximately $4,200,000, after the payment offering costs including selling commissions to Nexcore Capital, Inc. ("Nexcore") and printing, mailing, legal, and accounting costs to Fulcrum Enterprises, Inc. ("Fulcrum"), an affiliate of Nexcore, and to independent professionals. See "PLAN OF DISTRIBUTION." Management anticipates that the net proceeds will be used as follows, however, the net proceeds from this offering may be allocated differently in management's discretion:

ESTIMATED USE                                        MINIMUM           MAXIMUM

Initial Power Purchasing (1)                       $  116,250       $ 2,240,000
Working Capital (2)                                $   62,500       $   750,000
Marketing (3)                                                       $   650,000
General Corporate Purposes (2)                                      $   200,000
Financial Public Relations (3)                     $    7,500       $   150,000
SEC Registration Statement (4)                     $   18,750       $   100,000
Legal & Accounting (2)                             $    5,000       $   110,000

                                  TOTAL            $  210,000       $ 4,200,000



     (1) Assumes the Company will successfully enter into Power Marketing Contracts with end users of electricity. The amount shown is for the purchase of electricity at wholesale prices from various utilities and Power Exchanges.

     (2) Working capital, general corporate purposes, and legal and accounting reflect funds allocated to pay for daily expenditures incurred in the Company's business operations, and general and administrative overhead for the twelve-month period following the closing of this offering.

     (3) Represents estimates of retaining a full-time financial public relations firm to assist the Company with its public and investor relations plan, placement of corporate media, design of Company brochures and annual report, and planning of the annual shareholders' meetings.

     (4) The actual expenditures for the registration statement expected to be filed by the Company with the Securities and Exchange Commission depends on whether the Company files a Form 10 under the Securities Exchange Act of 1934, as amended, or a Form S-1 or SB-2 under the Securities Act of 1933, as amended. The budget for the Form 10 is expected to range from $25,000 to $35,000, and the budget for the Form S-1 or SB-2 is expected to be $100,000. The Form S-1 or SB-2 would enable the Company to register additional shares for sale to the public to raise more capital, while the Form 10 would register the Company as public reporting but would not include additional shares for sale. The Company expects to file a Form S-1 or SB-2 registration statement. The amount of capital to be raised from that filing, and the timing of the filing, is not known at this time. The Company has prepared an Information Statement pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, as amended, in the event that its stock commences to trade on the pink sheets as a nonreporting company prior to filing its registration statement to become a reporting company with the Securities and Exchange Commission under the Exchange Act. See "RISK FACTORS."

RISK FACTORS

     The purchase of the Units is speculative and involves a high degree of risk and significant dilution. Prospective investors should carefully consider all of the information contained in this Memorandum and, in particular, the following factors which could adversely affect the operations and prospects of the Company, before making a decision to purchase the Units.

Cautionary Statements

     The following cautionary statements are made pursuant to the Private Securities Litigation Reform Act of 1995 in order for the Company to avail itself on the "safe harbor" provisions of that Act. The discussions and information in this Memorandum may contain both historical and forward-looking statements. To the extent that the Memorandum contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from the Company's current expectations. The differences may be caused by a variety of factors, including but not limited to, the inability to purchase power at economical rates, the inability to make a profit on the resale of power, the inability to effectively aggregate power customers in order to lower the Company's electricity purchasing costs, the inability to resell power, the loss of necessary government licenses, adverse economic conditions, failure of billing and power purchasing computer programs, intense competition, including entry of new competitors, adverse federal, state, and local government regulation, inadequate capital, unexpected costs, lower revenues and net income than forecast, loss of customers, price increases for advertising, labor, and supplies, failure to obtain customers, the risk of litigation and administrative proceedings involving the Company and its employees, the possible acquisition of new businesses that do not perform as anticipated, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Memorandum or in other reports issued by the Company.

New Industry

     California is one of the first states to deregulate the electric industry to create competition in that industry. The California electricity industry is estimated to be a $22 billion per year business, of which residential customers are estimated to account for $9.5 billion. Management believes that the Company has a window of opportunity to develop a nationwide network dedicated to providing electricity at competitive rates. There is no assurance, however, that the Company will be successful in developing any network of electricity suppliers and purchasers.

No Operating History

     The Company recently commenced its business operations with respect to the marketing of electricity. There can be no assurance at this time that the Company will operate profitably or that it will have adequate working capital to meet its obligations as they become due. The Company believes that its success will depend in large part on its ability to pool individuals and businesses together into a common buying group to make larger, more economical purchases of energy. The Company must implement sophisticated purchasing and billing hardware and software systems to conduct its business. As a result, the Company expects to incur operating losses in the initial stages of this business. There is no assurance that a malfunction of or failure to properly develop or operate one or more of its computer systems will not have a material adverse affect on the Company.

Impracticability of Exhaustive Investigation

     Because of the Company's limited resources, it is unlikely that the Company will conduct an exhaustive investigation and analysis of a power marketing opportunity before the Company commits its capital or other resources. Management decisions may be made without detailed feasibility studies, independent analysis, and market surveys which the Company would likely conduct if the Company had sufficient resources. Management decisions will be particularly dependent on information provided by the promoter, owner, sponsor or others associated with a particular power marketing opportunity seeking the Company's participation.

No Assurance of Profitability

     The Company's business is speculative and dependent upon the acceptance of the Company's products and the effectiveness of its marketing program. There can be no assurance that the Company will be successful or that its business will earn any revenues or profit.

Risks Relating to Marketing Companies

     The net sales indicated on the Statement of Income and Retained Earnings for the Nine Months and Fifteen Days Ended September 15, 1998 for the Company reflect accounts receivable from affiliated distributors recorded on the accrual basis of accounting and have not been realized by the Company in cash. The Company sells geographic territories in California to independent affiliated and unaffiliated marketing companies in consideration for a single one time payment. The Company also expects to earn revenues by selling power to the distributors' customers at a profit. The accounts receivable on the Company's financial statements represent the one time initial payment obligation of the distributors to the Company. There is no assurance that such accounts receivable will be collected by the Company, or that the distributors will be able to make those payments. See "BUSINESS - Protected Territories - Districts." There is no assurance that the Company will earn significant revenues or that investors will not lose their entire investment.

Competition

     Since the passage of recent utility deregulation laws by the California legislature, the market for electrical power in the State of California is intensely competitive. The market is also intensely competitive throughout the United States. The Company's principal competitors include large utility companies and a myriad of other independent licensed purchasers and sellers of electrical power. These competitors have longer operating histories, greater name recognition, larger installed customer bases, and substantially greater financial, technical, and marketing resources than the Company. The Company believes that the principal factors affecting competition in its proposed market include name recognition, the ability to aggregate customers and purchase and sell power at a profit, the ability to attract and service customers, and the ability to find low cost, reliable suppliers. Other than licensing requirements and the time necessary to enter the market, there are no significant proprietary or other barriers of entry that could keep potential competitors from providing competing services in the Company's proposed market. There can be no assurance that the Company will be able to compete successfully in the future, or that future competition will not have a material adverse effect on the business, operating results, and financial condition of the Company.

Management of Growth

     To manage growth effectively, the Company will need to continue to improve its operational, financial and management information systems and to hire, train, motivate and manage a growing number of employees. Competition is intense for qualified technical, marketing and management personnel. There can be no assurance that the Company will be able to effectively achieve or manage any future growth, and its failure to do so could have a material adverse effect on the Company's financial condition and results of operations.

Government Regulation

     The Company's business is subject to extensive federal, state and local laws that affect purchasers and sellers of power and businesses in general. These laws and regulations include those governing health, safety, working
conditions,  the  rights  of  employees,  employment  discrimination,   wrongful
termination, product advertising, wages, hours, taxes, licensing and other matters. The California Public Utilities Commission and the Federal Energy Regulatory Commission regulate the purchase and sale of power and therefore regulate the Company's business. A company may not engage in the business of purchasing and selling power without federal and state government licenses. If the Company ever loses its federal and state government licenses, it would be precluded from engaging in its business and investors would likely lose their entire investment in the Company.
 ................................................................................

No Cumulative Voting

     Holders of the Company's Common Stock are entitled to one vote per Share on each matter submitted to vote at any meeting of shareholders. Consequently, the holders of a majority of the Shares present at a meeting of shareholders may be able to elect all of the directors of the Company. Presently, current management collectively controls a majority of the issued and outstanding shares of the Company's Common Stock.

"Best Efforts" Offering

     The Units are being offered on a "best efforts" basis by the Company and no individual, firm, or corporation has agreed to purchase any of the Units. No assurance can be given that any or all of the Units will be sold. Once the minimum subscription of $100,000 is achieved, investors subscription funds will be used by the Company for its offering costs and operations.

No refunds will be given if an inadequate amount of money is raised from this offering to enable the Company to conduct its business. If only a small potion of the Units are placed, then the Company may not have sufficient capital to operate. There is no assurance that the Company could obtain additional financing or capital from any source, or that such financing or capital would be available to the Company on terms acceptable to it. Under such circumstances, investors in the Units could lose their entire investment in the Company.

Dependence on Key Personnel

     The Company's success is substantially dependent on the performance of its executive officers and key employees. Given the Company's early stage of development in the electricity marketing business, the Company is dependent on its ability to retain and motivate high quality personnel. Although the Company believes it will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect the Company's ability to market, sell, and enhance its services. The loss of one or more of its key employees or the Company's inability to hire and retain other qualified employees could have a material adverse effect on the Company's business.
 ................................................................................

Management Compensation Not Determined at Arm's Length

     The compensation for management is at the sole discretion of the Board of Directors, but in any case will not be determined at arm's length. In addition, in the face of competing demands for their time, certain officers and directors who have other businesses may grant priority to their other full time positions rather than to the Company, creating conflicts of interest and causing an adverse material impact on the Company's business and operations. See "RISK FACTORS - Conflicts of Interest."

Insider Control

     The officers and directors of the Company, collectively, control more than five percent of the issued and outstanding Common Stock of the Company. Certain executive officers of the Company may enter into employment or consulting agreements with the Company pursuant to which they are entitled to certain cash payments upon termination following a change in control of the Company under certain circumstances.

Dilution - Authorized Shares

     The Company is authorized to issue up to 50,000,000 shares of Common Stock, par value $.001 per share, and up to 100,000 shares of Preferred Stock, $100 per share. The Board of Directors has the authority to cause the Company to issue more shares of its Common or Preferred Stock, and to determine the rights, preferences, and privileges of such stock, without the consent of any of the Company's stockholders. Additionally, in the future the Company may adopt Stock Option and Compensation Plans that permit the Company to grant stock options to officers, directors, and employees. The Company anticipates that it may be required to grant such options in order to recruit and retain qualified executives for various managerial positions. Consequently, the Shareholders may experience more dilution in their ownership of the Company in the future.

No Assurance That Dividends Will Be Paid

     The Company does not currently anticipate declaring and paying dividends to its Shareholders in the near future. It is the Company's current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase the Units. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of the Company's Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Company's Board of Directors.

Shares Eligible for Future Sale

     The Shares of the Company's Common Stock issued and outstanding prior to this offering are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended. In general, under Rule 144, a person (or persons whose Units are aggregated) who has satisfied a one year holding period may under certain circumstances sell without registration under the Act within any three-month period the number of Shares which does not exceed the greater of one percent of the then issued and outstanding Common Stock or the average weekly trading volume of such stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of Shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company. If the Company's stock becomes publicly traded (of which there is no assurance), the sale of a significant number of shares in the public market over a short period of time could adversely affect the market price of the Shares should an active trading market develop.

No Market for the Securities - Lack of Liquidity

     The Units and Shares and Warrants included in the Units (collectively, the "Securities") are not registered under the Securities Act of 1933, as amended, and may not be resold unless such Securities are subsequently registered thereunder or an exemption from such registration is available. The Securities are being offered pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. There is no assurance that any public market for the Securities will develop. There is no assurance that the Company's stock will eventually be accepted for trading on the pink sheets, the OTC Bulletin Board, a NASDAQ market or on any other stock exchange. While the Company has prepared an information statement pursuant to Rule 15c2-11 in preparation for becoming a public nonreporting company, no public trading market exists for the Companyss stock and there is no assurance that a public market will ever develop. Furthermore, the Company will not initially be a public reporting company under the Securities Exchange Act of 1934, as amended, and there is no assurance as to if or when it will become a public reporting company. In order to become a public reporting company, the Company must have audited financial statements and must file a Form 10 with the Securities Exchange Commission. The Company must become a public reporting company in order to be listed for trading on the OTC Bulletin Board, and must satisfy additional financial standards to be listed on the NASDAQ Small Capital Market. Shareholders may not be able to liquidate their investments in the event of emergency or for any other reason. The Securities may not be acceptable as collateral for a loan. A purchase of Units should be considered only as a long-term investment.

Broker-Dealer Sales of Company Securities

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ provided that current price and volume information with respect to transaction in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If the Company's securities become publicly traded (of which there is no assurance) and subject to the penny stock rules, Shareholders may find it more difficult to sell their securities.


Determination of Offering Price

     The offering price of the Units and exercise price of Warrants were arbitrarily determined by the Company and do not bear any relationship to the assets, results of operations or book value of the Company, or to any other historically-based criteria of value.

Financial Projections

     Financial projections concerning the estimated operating results of the Company may be included with the Memorandum. If such projections are provided, only those in writing and authorized by the Company may be relied upon by prospective purchasers of Shares. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions which may be beyond the control of the Company, such as general industry conditions. The Company may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower revenues than forecasted. There is no assurance that the results illustrated in any financial projections will in fact be realized by the Company. Any financial projections would be prepared by management of the Company and would not be examined or compiled by independent certified public accountants. Counsel to the Company has had no participation in the preparation or review of any financial projections prepared by the Company. Accordingly, neither the independent certified public accountants nor counsel to the Company would be able to provide any level of assurance on them.

Uninsured Losses

     There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. The Company plans to maintain comprehensive liability and property insurance at customary levels. The Company will also evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, the Shareholders could lose their invested capital.

Liabilities

     The Company may have liabilities to affiliated or unaffiliated lenders, including but not limited to the officers and directors of the Company. These liabilities would represent fixed costs which would be required to be paid regardless of the level of business or profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from licensees, suppliers, employees, and others because of the nature of its business. Litigation can cause the Company to incur substantial expenses and, if cases are lost, judgments, and awards can add to the Company's costs.

Conflicts of Interest

     The officers and directors of the Company are also officers and directors of other entities which are not affiliates of the Company. Such nonaffiliates may be involved in business enterprises now or in the future similar to those conducted by the Company.

No Trademark Protection

     The Company has not been issued any registered trademarks for its "PowerSource" trade name. The Company recently filed trademark and tradename applications with the United States Office of Patents and Trademarks for its proposed tradenames and trademarks. No assurance can be given that the Company will be successful in obtaining any trademarks, or that the trademarks, if obtained, will afford the Company any protection or competitive advantages.


                                    BUSINESS

General

     PowerSource Corporation (the "Company") is a Nevada corporation formed in 1990 under the name American Gas Corporation. Since its inception, the Company has operated as an energy company in the Midwest. In 1992, Kensington
International Holding Corporation ("Kensington"), a fully reporting public company, acquired American Gas Corporation. Subsequently, American Gas Corporation reorganized into PowerSource Corporation. The Company recently relocated to California to take advantage of California Assembly Bill 1890 which permits California residents and business to choose their utility suppliers. The Company has developed a comprehensive program that the Company believes will allow it to capture and retain market share nationally. The Company intends to generate revenue through buying and selling power by aggregating residential and small business consumers into a common buying group and using the group's collective buying power to purchase electricity. PowerSource's mission is to promote and advocate the delivery of the lowest priced power available to its customers.

     For the past several months, the Company has been surveying the potential market for the Company's services, seeking merger or acquisition targets, and negotiating working capital commitments. Presently, the Company has not entered into any agreements with potential merger and acquisition targets, and there is no assurance that the Company will enter into any mergers, acquisitions or other business combinations with other companies.

Company History

     The Company was incorporated on March 13, 1990 under the name American Gas Corporation, in the State of Nevada at which time the Board of Directors authorized the Company to issue 1,356,000 shares of Common Stock. On May 12, 1998, by resolution of the Board of Directors of the Company, the following subsequent actions were taken:

1. Authorization for the Company to change its name to PowerSource Corporation.

2. Authorization to issue 3,811,161 shares of Common Stock, which are issued and outstanding.

3. Authorization to issue 5,350 preferred shares to its parent company in consideration for the conveyance of tangible equipment to the Company, which are issued and outstanding.

4. Election of new directors and officers.

5. Authorization for the Company to file the necessary documentation with the Securities and Exchange Commission in order for the Company to become a "reporting" company pursuant to Section 13 or 15(d) of the Securities Act of 1933.

6.  Authorization  for the  appointment of auditors and a transfer agent for the
Company,   which  has  been   accomplished.   See  "FINANCIAL   STATEMENTS"  and
"DESCRIPTION OF SECURITIES - Transfer Agent."

7. Authorization for the issuance of restricted shares of Common Stock to the Company's new officers, directors, consultants and others as compensation for their services.
 ................................................................................

     On November 24, 1998, the Board of Directors adopted additional resolutions which provide for (1) the authorization for the Company to offer the Units for sale to prospective investors in accordance with the terms of this Memorandum.

Industry Regulation

     Electric Service Providers ("ESPs") are regulated by the California Public Utilities Commission ("CPUC") and power marketers are regulated by the Federal Energy Regulatory Commission. ESP's must be licensed by CPUC in order to provide energy services. The following are some of the requirements and tasks which must be accomplished by ESP's in compliance with CPUC regulations.

Renewable Energy

     Assembly Bill 1890 (AB 1890), enacted on September 23, 1996, provides $540 million for the support of renewable electricity generation technologies. These funds will be collected from the ratepayers of the three largest investor owned utilities in California from 1998 through March 31, 2001 to support existing, new, and emerging renewable electricity generation technologies. As part of the requirement of AB 1890, the California Energy Commission ("Energy Commission") submitted a report to the California Legislature with recommendations for allocating the $540 million. Senate Bill 90 (SB 90), enacted on October 12, 1997, places the $540 million into the Renewable Resource Trust Fund and directs the distribution of funds through four accounts: Existing Renewable Resources Account, New Renewable Resources Account, Emerging Renewable Resources Account, and Customer-Side Renewable Resource Purchases Account (which is divided into the Customer Credit Subaccount and Consumer Education). One of the licenses granted to PowerSource by CPUC is a Renewable Energy Provider License. With this license the Company is eligible to receive funding from the Renewable Technology Program. There is no assurance that the Company will satisfy the requirements for a grant of any such funds or that it will participate in the Renewable Technology Program.

Overview of Customer Credit

     The Customer Credit Subaccount is designed to allow end-use customers to receive a rebate from the Renewable Resource Trust Fund ( 14% of the overall funds are allocated to this subaccount, for a total of $75.6 million). The funds will be paid to registered renewable providers that deliver power from registered in-state renewable suppliers pursuant to direct-access contracts or contracts for differences. The providers will in turn pass the rebate along to customers, who will receive a credit on their electricity bill. Funds will be distributed through a cents-per-kilowatt-hour (kWh) credit. Providers will be reimbursed for credit they pass onto consumers based on the cent-per-kWh credit level for eligible renewable power. For the first six months of this program, the credit level will be set at 1.5 cents-per-kWh (the maximum allowable) in order to provide a stable market signal. Any one non-residential or non-small commercial customer may receive no more than $1,000 per year. Further, the combined non-residential and non-small commercial class may not receive more than $15 million from the Customer Credit Account.

Current Operations

     To date the Company has devoted substantially all of its efforts and resources to its development as a power marketer. The Company has leased facilities, hired and trained personnel, purchased computer software and power communication equipment, and developed operations and procedure manuals. The Company's future revenues are expected to be derived from the sale of electricity and revenue sharing, and from the sale of exclusive geographic marketing territories to distributors. To date the Company has not received any revenues from power marketing, and has accounts receivable from the sale of territories to marketing companies.

     The Company has obtained the following federal and state licenses and achieved the following milestones in order to engage in the business of purchasing and selling power to residential and commercial users:

o Registered ESP with CPUC License # 1237
o Registered Renewable Provider with CPUC License # CEC-91237
o Registered with California Edison Company Agreement # 1237
o Registered with Federal Energy Regulatory Commission Docket No. ER98-3052-000
o Registered with San Diego Gas & Power Company Agreement # 38
o Registered with Pacific Gas & Power Company Agreement # 1237
o Registered with Automated Power Exchange
o Obtained Certified Scheduling Coordinator
o Completed Enrollment Process
  Completed ESP Service Agreement
  Selected All Options for Services
  Completed Participant Info Form (PIF)
  Completed Credit Application
o Completed EDI Forms & Agreements
  Completed Trading Partner Agreement
  Completed Trading Partner Profile (814) - DASR's
  Completed Trading Partner Profile (810/824/820) - Billing
  Completed Electronic Payments Agreement - Payment
o Submitted Direct Access Service Requests
  Selected DASR transmission method (PIF)
  Supplied e-mail address CSV (PIF)
  Conducted Interface testing
o Completed Billing Compliance Process
  Selected Bill Transmission Method (PIF)
  Selected Payment Method (PIF)
  Obtained SCE Compliance Package
  Scheduled Transmission of Data
  Submitted data in acceptable format
  Received SCE approval


Marketing Strategy for the United States
----------------------------------------

     The Company plans to use a platform for value-added services such as home energy management, home security applications, and wireless telecommunications, to market its power to residential and commercial users. Itron Company conducted research through ten focus groups and a nationwide survey. The focus groups were carried out in five geographically dispersed cities. Participants, who included 99 homeowners whose annual household incomes were $35,000 or more, were asked about their understanding of the changing picture of utility regulation, the risks involved in switching to new electricity suppliers, and the value of home security and home energy management offerings. The main objective of the focus groups was to try to determine whether the bundling of electricity with value-added services would help utilities retain customers in a competitive market.

     Hypotheses derived from the analysis of focus-group responses were then tested through a nationwide telephone survey of adults in 1,000 households randomly selected using random-digit-dialing techniques. Survey participants were asked about the likelihood of their switching electricity providers and about their interest in receiving home energy management and home security services from their utility providers. Survey data indicates that a significant market for home security and home energy management services exists and that electric utilities that bundle these services are likely to retain almost 50 percent of customers who otherwise would have chosen other providers with the implementation of customer choice.

Environmental Market
--------------------

     In last year's pilot marketing test in four Massachusetts cities, 66% of the 4,727 retail and small business customers opted to buy their electricity based on price and 31% chose an environmental alternative. Surveys in other industries indicate that millions of consumers are willing to pay a premium for environmentally responsible products and services. In order to attract customers who have environmental concerns, the Company plans to offer environmentally responsible products and services.

Delivering Energy and Services to Supermarkets and Grocery Stores

     Grocery stores and supermarkets represent one of the largest and most important customer segments in the energy services marketplace. There are approximately 127,000 grocery stores and supermarkets in the United States, with combined annual sales of over $425 billion. After labor costs, energy expenditures are the leading operating expense for most supermarkets and grocery stores. These facilities are highly attractive customers for electricity providers: typical electric usage measures 30 to 50 kWh per square foot per year, and average summer load factors are typically 70 to 90 percent-among the highest in the entire commercial sector. The Company intends to target supermarkets and grocery stores.

Delivering Energy and Services to Schools and Universities

     Schools and universities continually struggle with tight budgets and inefficient aging facilities that are costly to operate and maintain. These constraints create an opportunity for utilities and others to forge long-term partnerships with educational institutions to solve their infrastructure and energy challenges. Educational facilities are a substantial market. Educational institutions in the United States and Canada pay more than $7 billion per year for energy, and face over $170 billion in capital renewal deferred maintenance. An organization representing 350 public school districts and colleges in California has already negotiated gas procurement for its members and has issued an RFP to supply 400 MW of electricity to its members. The Company intends to forge alliances with schools and universities to take advantage of this market.

Delivering Energy and Services to Semiconductor and Related High-Tech Industries

     Makers of  semiconductor  chips and  thin-film  products  like hard  disks, floppy disks, and other mass-storage media have entered a period of rapid growth, change, and retooling. These high-tech manufacturing facilities require significant use of expensive, power-sensitive, and energy-intensive clean rooms. The current construction and retooling boom in this sector creates a window of opportunity for energy service providers to capitalize on efficiency and energy service improvements as part of a long-term strategy. Global sales in semiconductors are projected to increase from $129 billion in 1998 to about $1 trillion by 2005. Electric power is a considerable expense. Electricity represents nearly 40 percent of the operating expense of most high-tech manufacturing facilities, a cost that is expected to grow as production standards change. The Company intends to pursue these types of companies as customers for power.

Protected Territories - Districts

     The Company has entered into marketing agreements with five affiliated limited liability partnerships (the "Partnerships") for eight geographic territories pursuant to which the Partnerships have agreed to make payments to the Company in consideration for the exclusive right to sell the Company's power in certain geographic territories in the State of California. Under the marketing agreements, each Partnership has agreed to pay a one time up front fee to the Company of $210,000-$240,000 for its exclusive right to sell the Company's power in a particular specified geographic territory. The Partnership also agrees to utilize its best efforts to obtain customers for the Company's power in those geographic areas, and to purchase all power for its customers from the Company at the Company's prevailing rates. Several of the Partnerships are in the process of raising capital to finance the marketing programs planned by them for the Company's power, which is expected to be available for sale as soon as the Company raises sufficient capital from this offering to commence purchasing power. There is no assurance that any of the Partnerships will be able to raise adequate capital to implement their planned marketing programs, or that they will be able to make payments to the Company or otherwise perform their other obligations to the Company under the marketing agreements. See "RISK FACTORS." In the future, the Company may buy back these marketing territories from the Partnerships through exchange offers (i.e. exchanging shares of the Company's common stock for the outstanding limited liability partnership units). The repurchase price for the units may equal 125% or more of the fair market value of the units or the then stock value of the Company at the time of exchange.

     PowerSource has also designed a new program for entrepreneurs in the energy brokerage business. PowerSource plans to train brokers so that it can develop a network of independent Energy Service Providers ("ESPs"). The heart of the program is expected to consist of comprehensive training and continuing support as the brokers develop their own businesses. Brokers trained by PowerSource will have no further financial obligation to PowerSource. ESPs will be able to purchase power from the Company and will receive a commission on every sale they make. The customer will pay no more for power than if the customer had purchased the power directly from the Company. Individuals who are accepted into the program will begin with a comprehensive training course at PowerSource corporate headquarters in Los Angeles, California. The instructors are anticipated to be highly skilled professionals with many years of experience in the industry. Brokers receive reference manuals and computer software. If any state requires additional licensing, the Company will assist with the process. After completion of the program, a senior training instructor is planned to be available for consultation during normal business hours.

     These services are planned to be provided as long as the power broker is in business. PowerSource plans to expand this program nationally. The Company projects that utilizing power brokers will be more cost effective than maintaining a large staff.

Competition

     The Company is subject to intense competition in the business of purchasing and selling power to residential and commercial users. The competitors include established electric utility companies, other power providers, and independent purchasers and resellers of electric power. These competitors generally have longer operating histories, greater name recognition, larger installed customer bases (the Company is a development stage company with no customers), and substantially greater financial, technical, and marketing resources than the Company. The Company estimates that in California, there are approximately 28 independent licensed power providers in addition to the established electric utilities. The Company will also be competing for highly qualified technical and managerial personnel since it must install a sophisticated power purchasing and billing computer program for its business. There is no assurance that the Company will be able to compete successfully in the power provision business, or in recruiting qualified personnel. See "RISK FACTORS - Competition."

Government Regulation

     As a licensed purchaser and reseller of energy, the Company is subject to extensive government regulation from federal and state government agencies. The California Public Utilities Commission ("CUPC") regulates utilities and other purchasers and sellers of power at the state level. To date, the State of California is the only jurisdiction which has substantially deregulated the utility industry. At the federal level, the Federal Energy Regulatory Commission
(FERC) regulates the purchase and sale of energy and power. The Company has received licenses from the CPUC and FERC. See "BUSINESS - Industry Regulation and "BUSINESS - Current Operations." The Company is also subject to extensive federal, state, and local government regulation applicable to businesses in general. See "RISK FACTORS - Government Regulation."

Seasonality

     The Company's operations may be affected by seasonal fluctuations. Energy usage typically increases during particularly cold and warm weather.

Employees

As of the date of this Offering the Company has six full time permanent employees.

Property

     Commencing April 1, 1998, the Company entered into a sublease for approximately 2,100 square feet of office space located at 3660 Wilshire Boulevard., Suite 1104 Los Angeles, California 90010 for its corporate offices at an annual rent of approximately $24,000, plus a pro rata share of building operating costs.


CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 15, 1998 and as adjusted to give effect to the sale by the Company of 1,000,000 Units offered by this Memorandum and the application of the net proceeds from this offering as described under "USE OF PROCEEDS."

                                                                                           As Adjusted            As Adjusted

                                                                                            As Adjusted            As Adjusted
                                                                    Actual              for Minimum Units(2)   For Maximum Units (2)
                                                                    ------              --------------------   ---------------------
            Indebtedness: Long-term indebtedness                  $        0              $        0               $        0
            Stockholders' Equity:
               Preferred Stock, par value $100 per share,
                  100,000 shares authorized
                  5,350 shares issued and outstanding (1)         $  535,000              $  525,000               $  535,000

            Common Stock, par value $.001 per share,
                  50,000,000 shares authorized
                  5,167,161 issued and outstanding
                  5,267,161 as adjusted for Minimum (2)
                  7,167,161 as adjusted for Maximum (3) ..        $   47,477              $  257,477               $4,247,477

            Retained Earnings (4) ........................        $   65,237              $   65,237               $   65,237

            Total Stockholders' Equity ...................        $  647,714              $  857,714               $4,847,714
                                                                  ----------              ----------               ----------

            Total Capitalization .........................        $  647,714              $  857,714               $4,847,714
                                                                  ==========              ==========               ==========
----------

     (1) The outstanding Preferred Stock was issued to Kensington International Holding Corporation in consideration for tangible equipment contributed by Kensington to the Company. There is no assurance regarding the actual value of that equipment. See "FINANCIAL STATEMENTS."

     (2) Reflects the net proceeds from the sale of 50 Units (which is expected to result in estimated net capital of $210,000). The offering costs are estimated to be $40,000 and are deducted from stockholders' equity. Does not reflect the exercise of any Warrants or any other outstanding warrants. See "PLAN OF DISTRIBUTION." See "BUSINESS - History of the Company."

     (3) Reflects the net proceeds from the sale of 1,000 Units (which is expected to result in estimated net capital of $4,200,000). The offering costs are estimated to be $800,000 and are deducted from stockholders' equity. Does not reflect the exercise of any Warrants or any other outstanding warrants. See "PLAN OF DISTRIBUTION." See "BUSINESSS - History of the Company."

     (4) Includes $1,750,000 of accounts receivable due from affiliated marketing companies which have partially been realized in cash by the Company. Retained earnings would be a significant deficit if these accounts receivable are not collected. See "RISK FACTORS - Risks Relating to Distribution Companies and "FINANCIAL STATEMENTS."

                                 DIVIDEND POLICY

     The Company has not declared or paid any cash dividends and does not intend to pay cash dividends in the foreseeable future on the shares of its Common Stock. Cash dividends, if any, that may be paid in the future to holders of Common Stock will be payable when, as, and if declared by the Board of Directors of the Company, based upon the Board's assessment of the financial condition of the Company, its earnings, its need for funds, the effect of outstanding preferred stock, to the extent the preferred stock has a prior claim to dividends, and other factors including any applicable laws. The Company is not currently a party to any agreement restricting the payment of dividends. See "DESCRIPTION OF SECURITIES."


DILUTION

     As of September 15, 1998, the net tangible book value of the Company was approximately $647,714 or approximately $.13 per share of Common Stock. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. Without giving effect to any changes in such net tangible book value after September 15, 1998, other than to give effect to the sale of 50 Units, the minimum number of Units being offered by the Company in this Memorandum, the pro forma net tangible book value at September 15, 1998 would have been $857,714 or approximately $.16 per share. Thus, as of September 15, 1998, the net tangible book value per share of Common Stock owned by the Company's current stockholders would have increased by approximately $.03 without any additional investment on their part and the purchasers of the Units would incur dilution of approximately $2.34 per share from the purchase price of the Units. Without giving effect to any changes in such net tangible book value after September 15, 1998, other than to give effect to the sale of 1000 Units, the maximum number of Units being offered by the Company in this Memorandum, the pro forma net tangible book value at September 15, 1998 would have been $4,847,714 or approximately $.68 per share. Thus, as of September 15, 1998, the net tangible book value per share of Common Stock owned by the Company's current stockholders would have increased by approximately $.55 without any additional investment on their part and the purchasers of the Units would incur dilution of approximately $1.82 per share from the purchase price of the Units. The calculation of dilution does not reflect the exercise of any Warrants. "Dilution" means the difference between the public offering price and the pro forma net tangible book value per share after giving effect to the offering. Holders of Common Stock may be subjected to additional dilution if any additional securities are issued as compensation or to raise additional financing. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering.

                                                 Minimum            Maximum
                                               Units Offered      Units Offered
                                               -------------      -------------
Private Placement Price per                       $2.50             $2.50
Share (1)

Net   Tangible   Book   Value   per  Share        $ .13             $ .13
before Offering

Increase  in  Net   Tangible   Book  Value
per   Share    Attributable    to   Shares        $ .03             $ .55
Offered hereby

Pro  Forma  Net  Tangible  Book  Value per
Share after Offering                              $ .16             $ .68

Dilution  of  Net   Tangible   Book  Value
per   Share   to    Purchasers   in   this        $2.34             $1.82
Offering


(1) Before deduction of offering expenses.



MANAGEMENT

Directors and Executive Officers

The following table lists the officers and directors of the Company as of January 1, 1999:

     Name                                       Position

  E. Douglas Mitchell        President

  Illya Bond                 Chief Executive Officer, and Director

  German Teitelbaum          Chief Financial Officer, Secretary, and Director

  Roman Gordon               Chairman of the Board


     E. Douglas Mitchell, age 52, the President of the Company. Mr. Mitchell has over twenty years of expirience in the electric industry. His expirience includes supervising a group of professionals that purchased power supplies for San Diego Gas & Electric and was also a Manager on energy and regulatory issues both nationally and internationally. Mr. Mitchell, as a Manager of Regulatory Policy, actively promoted electric industry before electric utility regulators and legislators in eight western states.

     Illya Bond, age 49, has been Chief Executive Officer, and a director of the Company since its name change in May 1998. Mr. Bond has over 25 years experience in the investment-banking industry. He has participated in the underwriting of over $1 billion in real estate, alternative energy, and synfuel projects; working through the nation's largest broker/dealer firms, including Merrill Lynch and Dean Witter. Additionally, Mr. Bond assisted in the formation and capitalization of several domestic banks, savings and loans, and insurance companies, taking several of these firms public in the process, through initial public offerings and mergers. Mr. Bond participated in the following energy projects either as corporate developer, sponsor, or general partner: 7MW Photovolatic Solar Power Plant located in Carissa Plains, California; two of the world's largest ethanol generating plants located in the States of Iowa (5,000,000 gallons per month) and Nebraska (10,000,000 gallons per month); and Offshore Insurance Company (domiciled in New Zealand) specializing in property and casualty insurance risks. Mr. Bond received his Bachelors Degree from the University of California, Los Angeles.

     German Teitelbaum, age 32, has been the Chief Financial Officer, Secretary, and a director of the Company since its name change in May 1998. Mr. Teitelbaum has over ten years experience in the theoretical foundations of electrotechnology and international trades. Prior to joining the Company, Mr. Teitelbaum worked for Hydro Utility Company where he was responsible for applications of the physical foundations of electrotechnology and internal combustion engines. He participated in the development of industrial and aviation projects, storage facilities, and marketing organizations. Mr. Teitelbaum graduated from Aerospace University in 1989 and holds a Bachelors Degree in Industrial Economics and Electronics.

     Roman Gordon, age 48, has been a Chairman of the Company since its name change in May 1998. Mr. Gordon has over 15 years combined experience in energy risk management and business management. Mr. Gordon was the Vice President of Operations for Express Oil Company where he participated in oil market evaluation and environmental compliance. Previously, Mr. Gordon was the Chief Executive Officer of BioSystem, Inc. where he developed and implemented marketing plans and a comprehensive and customized Ayurvedic health program for national and international markets. From 1992 until 1994, Mr. Gordon was an officer of America Pacific Insurance Company where he was responsible for managing an advertising budget, building relationships with surplus line brokers, product development, generation of marketing plans, and growth initiatives. Mr. Gordon has experience in the fields of planning, development, and operations of the bulk power systems, as well as planning and analytical studies. He has performed many duties, including but not limited to management, marketing, training, operations and administration. Mr. Gordon received his bachelor degree in 1974 from Politechnical University in Civil Engineering.

Executive Utility Committee and Key Consultants

     The following table lists the members of the Company's Executive Utility Committee as of January 1, 1999 and key consultants retained by the Company. The Executive Utility Committee is comprised of high level professionals experienced in the power industry, computer industry, legal industry, international business, and engineering who will render advice to the Company from time to time upon the request of the Company's Board of Directors.

     Name                              Area of Expertise

     Mark Haggerty                     Attorney

     Illya Goldin                      Technical Support Supervisor

     Ahmad Moradi                      Computer Science Engineer
                                       Attorney and Engineer

     Michael Y. Vaiman                 Load Forcasting

     Mark E. Haggerty has been in the private practice of law since 1973 in the areas of municipal bonds, utilities, securities, and business law. From 1973 through 1985, Mr. Haggerty was a vice president and director of a twelve person law firm. From 1985 through 1987, Mr. Haggerty, was a Registered General Securities Representative and Legal Consultant with Miller & Schroeder Financial, Inc. While at Miller & Schroeder, Mr. Haggerty acted as financial advisor to governmental entities such as Milwaukee, Ohio Housing Authority and Minneapolis Airports Commission. From 1987 through 1993, Mr. Haggerty owned his own firm providing consulting services to Johnson Controls, Bull HN, and Peoples Gas of Chicago on energy and co-generation projects, including electrical and gas energy savings programs for customers such as the Chicago Housing Authority and Sara Lee foods. In 1993 Mr. Haggerty became the President of the Kensington Company, a public energy company. As Chairman and Chief Executive Officer of a subsidiary of Kensington, Mr. Haggerty hired new management and converted five years of losses into annual after tax net profits of more than 10% of the subsidiary's gross annual sales during the years of 1995, 1996, and 1997. In 1996, Mr. Haggerty was elected to serve as one of seven commissioners of Hennepin County Parks. In 1995, Mr. Haggerty became the Chairman and Chief Executive Officer of American Gas Corporation. Mr. Haggerty received his Juris Doctor from the University of Minnesota Law School in 1973 and has his Series 7 and 63 securities licenses with the NASD.

     Illya Goldin heads the Company's technical support department. He has over 15 years of experience in the electrical industry and is a licensed electrical contractor in the State of California. Mr. Goldin's responsibilities include the evaluation and provision of metering technology, communication of real time metering information, site diagnostics to identify and prevent service problems, innovative cost-of-service analysis, and power quality monitoring.

     Ahmad Moradi received his Bachelors Degree at Florida  Atlantic  University
(FAU) in engineering and international business. In 1989, he received his Ph.D. in Management Information Systems from LaSalla University in Louisiana. During the past seven years, Dr. Moradi has been a director, officer, and consultant of a several companies. Currently, Dr. Moradi is the President of g4, Inc., a consulting firm, and a director of Dunhil-Medinet-Worldwide, Inc. and several other public companies. He is also the owner and shareholder of several private and public companies.

     Michael Y. Vaiman is the President and principal engineer of V&R Company, an energy systems research company. Dr. Vaiman has published more than 65 articles devoted to issues of power system stability and control. He has also developed several software applications. Dr. Vaiman received his Masters in electrical engineering from Kaunas Polytechnic University in 1961, his Ph.D. in electrical engineering from Moscow University of Transportation Engineering in 1969, and his Doctor of Technical Sciences from St. Petersburg Polytechnic University in 1986.
 ...............................................................................

Executive Compensation

     No executive officer of the Company has received any compensation from the Company in excess of $100,000. Upon the availability of funds, the Company expects to commence paying the following salaries to the Company's executive officers:

      Name                      Position                                 Salary

    Douglas Mitchell      President                                     $ 80,000

    Illya Bond            Chief Executive Officer                       $120,000

    German Teitelbaum     Chief Financial Officer & Secretary           $120,000

    Roman Gordon          Chairman of the Board                         $120,000

     The compensation payable to the Company's executive officers will generally not exceed that which is customarily paid in the industry by companies of comparable size and in the same geographic areas. Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors, and may receive a cash fee for attending meetings, as well. The officers of the Company have accrued some portion of their salaries as of the date of this memorandum.

Employment Agreements

     The Company has not entered into any employment agreements with its executive officers or other employees to date. The Company may enter into employment agreements with them in the future. A stock incentive program for the directors, executive officers, employees and key consultants of the Company will be established pursuant to which authorized and unissued stock equal to a certain percentage, estimated to be 10%, of the issued and outstanding Common Stock of the Company will be reserved for issuance to members of management of the Company, as determined by the Compensation Committee (to be formed) of the Board of Directors.

Board of Directors

     The Company's Board of Directors presently consists of three members. The Bylaws of the Company generally provide for majority approval of disinterested directors in order to adopt resolutions, including any borrowings by the Company or the issuance of any additional Common Stock.

     The Board of Directors intends to appoint an Audit Committee. The Audit Committee will be authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company prior to publication, and to review the work of, and approve non-audit services performed by, such independent accountants. The Audit Committee will make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee will also review the effectiveness of the financial and accounting functions and the organization, operation and management of the Company.

Limitation of Liability and Indemnification

     Under the Nevada General Corporation Law and the Company's Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence. The effect of this provision in the Company's Articles of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholder's derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Articles of Incorporation provide that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. The Company's Bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

     The Company intends to enter into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table lists the shareholders of the Company who beneficially own 5% or more of the outstanding stock of the Company and their respective holdings of Common Stock in the Company as of January 1, 1999:

                                                                                       Percentage of          Percentage of
                                                         Percentage of Ownership         Ownership           Ownership after
       Name and Address                  Number of           Before Offering           After Minimum        Maximum Offering
        Of Shareholder                 Shares Owned              Of Units            Offering of Units (1)     of Units (1)
        --------------                 ------------              --------            ---------------------     ------------

Kensington International (2)               265,328                 5.1%                     5.1%                3.7%

German Teitelbaum                        1,132,002                21.9%                    21.5%               15.8%

Advanced Legal Management                1,240,002                24.0%                    23.5%               17.3%

Magnum Real Estate                       1,134,001                21.9%                    21.5%               15.8%

----------


     (1) Does not reflect the exercise of any Warrants or other outstanding warrants. See "DESCRIPTION OF SECURITIES - Warrants."

     (2) In September 1992, Kensington International Holding Corporation acquired all of the issued and outstanding shares of American Gas Corporation, which eventually changed its name to PowerSource Corporation. Subsequently new shares of Common Stock were issued to insiders, including Kensington, pursuant to subscription documents for $0.001 per share. In addition, on February 12, 1998, Kensington was issued 5,350 shares of Series A Convertible Preferred Stock of the Company along with 150,000 Class "A" Warrants in consideration for the contribution of tangible oil and gas equipment to the Company. The figure on the table does not include the outstanding Preferred Stock or warrants owned by Kensington. See "DESCRIPTION OF SECURITIES."
----------

                            DESCRIPTION OF SECURITIES

General

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.001 per share, of which 5,167,161 are presently issued and outstanding, and 100,000 shares of Preferred Stock, par value $100 per share, of which 5,350 are presently issued and outstanding. A maximum of 8,167,161 shares of Common Stock will be issued and outstanding upon the issuance of all Units and exercise of all Warrants.

Common Stock

     The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds available therefor, subject to any priority as to dividends for preferred stock that may be outstanding. See "DIVIDEND POLICY." Holders of Common Stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors. The holders of more than 50% of the Common Stock issued and outstanding and entitled to vote, present in person or by proxy, constitute a quorum at all meetings of stockholders. The vote of the holders of a majority of Common Stock present at such a meeting will decide any question brought before such meeting, except for certain actions such as amendments to the Company's Articles of Incorporation, mergers or dissolutions which require the vote of the holders of a majority of the outstanding Common Stock. Upon liquidation or dissolution, the holder of each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to such stockholder after payment of all liabilities and after distributions to preferred stockholders legally entitled to such distributions. Holders of Common Stock do not have any preemptive, subscription or redemption rights. The holders of the Common Stock do not have cumulative voting rights. All outstanding Shares of Common Stock are fully paid and nonassessable. The holders of the Common Stock do not have any registration rights with respect to the stock.

Warrants

     The Units include a total of 1,000,000 Class B Warrants to purchase 2,000,000 shares of the Company's Common Stock for a purchase price of $3.50 per share, exercisable at any time until December 31, 1999. The Warrants include customary anti-dilution provisions providing for price and amount adjustments in the event of stock splits, reverse stock splits, recapitalizations, stock dividends and similar transactions. No adjustments are made for the issuance of additional shares of capital stock by the Company.

     The Company has also authorized four other classes of Warrants: The Company issued 150,000 Class A Warrants to Kensington International Holding Corporation ("Kensington") to purchase 150,000 shares of the Company's Common Stock for a purchase price of $.10 per share, exercisable at any time until February 12, 2001. As part of its independent sales organization incentive program, the Company has authorized 1,000,000 Class C Warrants to purchase 1,000,000 shares of the Company's Common Stock exercisable for a purchase price of $2.50 per share, and exercisable for a period to be determined by the Company's Board of Directors upon the grant of those warrants. No Class C Warrants are currently issued or outstanding. As part of its employee and consultant incentive program, the Company has authorized 1,000,000 Class D Warrants of the Company's Common Stock exercisable for a purchase price of $.10 per share, and exercisable for a period to be determined when the Warrants are granted. A total of 350,000 Class D Warrants are currently issued and outstanding. The Company has also authorized 400,000 Class E Warrants of the Company's Common Stock exercisable for a purchase price of $3.50 per share, and exercisable for a period of five years from the date of issuance. See "PLAN OF DISRIBUTION." In addition, the Kensington shareholders have 400,000 options to purchase stock at $2.50 per share, exercisable at any time until July 1,1999.

Preferred Stock

     The Company is authorized to issue 100,000 shares of Preferred Stock, par value $100 per share, having such rights, preferences and privileges, and issued in such series, as are determined by the Company's Board of Directors. To date, 5,350 shares of Preferred Stock are issued and outstanding, which are held by Kensington International Holding Corporation. Each outstanding share of Series A Convertible Preferred Stock had an original purchase price and has a liquidation preference of $100. Each outstanding share of Preferred Stock is convertible into a share of Common Stock at a price of $10.00 per share at any time until February 2003. Accordingly, if all 5,350 shares of Series A Convertible Preferred Stock were converted, a total of 53,500 shares of Common Stock would be issued to Kensington."

                              ERISA CONSIDERATIONS

     General Fiduciary Obligations. Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Units should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

     Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

     Limited Transactions. Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

     Special Fiduciary Considerations. Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that the Company would clearly be characterized as an "operating company" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

     Classification of the assets of the Company as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of Company assets as plan assets could make the management a "fiduciary" of an investing plan. If assets of the Company are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but for the trustee or other fiduciary of an investing ERISA Plan. In addition, if assets of the Company are classified as "plan assets," certain transactions that the Company might enter into in the ordinary course of its business might constitute "prohibited transactions" under ERISA and the Code.

     Reporting of Fair Market Value. Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January,31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination.

The Company does not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of the Company, or (ii) will comply with the ERISA or Code requirements.


                             TERMS OF THE OFFERING

Securities Offered

     The Company is offering shares of Common Stock and Warrants (collectively, "Units") for a purchase price of $5,000 per Unit with a two Unit minimum ($10,000). The minimum offering is $250,000 and the maximum offering is $5,000,000, subject to the Company's option, exercisable in its sole discretion, to increase the maximum offering to $5,500,000. The Company reserves the right in its sole discretion to accept less than the minimum investment from a limited number of investors. The Company will have the unrestricted right to reject tendered subscriptions for any reason and to sell fractional Units. In the event the Units available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. At any time until the Sales Termination, the Company will have the right in its sole discretion to redeem any Units purchased by investors who purchase less than the minimum investment (i.e., $5,000), for a redemption price equal to the original purchase price of the Units. See "INVESTOR SUITABILITY STANDARDS."

     The purchase price for the Units will be payable in full upon subscription. Subscription funds which are accepted will be deposited into an interest bearing escrow account at North American Trust Company, 225 Broadway, Fifth Floor, San Diego, California 92101. Upon receipt of the minimum gross offering proceeds ($250,000), (i) subscription funds will be released from escrow (the "Initial Closing") and deposited into the Company's operating account, and (ii) Unit investors will become shareholders. Interest earned, if any, on subscription funds while in escrow will be distributed pro rata to the Unit investors as soon as practicable after the Initial Closing, to the extent interest exceeds the escrow costs.

     The offering  will continue  after the Initial  Closing.  New  subscription funds which are thereafter accepted will be deposited either into the subscription escrow account. If the Initial Closing does not occur by the Sales Termination Date (defined below), then all funds received with subscriptions will be returned to subscribers without deduction and with interest earned to the extent that interest exceeds the escrow costs. No Units will be issued until there has been an Initial Closing.

Subscription Period

     The offering of Units will terminate on June 30, 1999, unless the Company extends the offering for up to an additional 180 days (the "Sales Termination Date"). The Sales Termination Date may occur prior to June 30, 1999 if subscriptions for the maximum number of Units have been received and accepted by the Company before such date. Subscriptions for Units must be received and accepted by the Company on or before such date to qualify the subscriber for participation in the Company.

Subscription Procedures

     Completed and signed subscription documents and subscription checks should be sent to the Company at the following address: Nexcore Capital, Inc., 5850 Oberlin Drive, Suite 215, San Diego, California 92121, Attention: Jay S. Potter, President. Subscription checks should be made payable to "PowerSource Escrow." If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Investor Suitability Standards

     Units will be sold only to a person who has either (i) a net worth (or joint net worth with the purchaser's spouse) of at least $1,000,000 or (ii) an annual gross income in the last two years of at least $200,000, and expected gross income in the current year of at least $200,000 (or joint annual gross income with spouse of $300,000), or (iii) otherwise meets the requirements for an Accredited Investor as defined in Rule 501 of Regulation D promulgated under
Section 4(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Memorandum. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchaser of Units. Investor suitability standards in certain states may be higher than those described in this Memorandum. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

     Each investor must represent in writing that he meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that he has such knowledge and experience in financial and business matters that he is capable of evaluating without outside assistance the merits and risks of investing in the Units, or he and his purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Units. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of Units will be required to meet the above suitability standards.

Interim Investments

     Company funds not needed on an immediate basis to fund Company operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations, bank repurchase agreements, funds backed by government securities, short-term commercial paper, or in other similar interim investments.

                              PLAN OF DISTRIBUTION

     The Units are being offered by the Company on a best-efforts basis.Cash sales commission of 15% will be paid to officers, directors and employees, to NASD registered broker/dealers and other qualified personnel. As additional incentive compensation for each Unit sold, company issued 400 Class E Warrants exercisable for a period of 5 years at an exercise price of $3.50 per share. The shares issuable upon exercise of the Class E Warrants will have piggyback registration rights such that they will be registered on the first registration statement filed by the Company under the Securities Act of 1933, as amended. Certain consultents of the Company, in exchange for cash equal to 4% of the gross proceeds of the offering, will provide the Company with administrative, consulting, blue sky, investor relations, and due diligence services. The Company has reserved an additional 2% of the gross proceeds of the offering for other offering costs which may be incurred in connection with the offer and sale of the Units. See "USE OF PROCEEDS".


 The Company has reserved an additional 2% of the gross proceeds of the offering for other offering costs which may be incurred in connection with the offer and sale of the Units. See "USE OF PROCEEDS."


ADDITIONAL INFORMATION

     This Memorandum does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in the Company. Such documents are available for inspection during regular business hours at the office of the Company, and upon written request, copies of documents not annexed to this Memorandum will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, representatives of the Company. Each prospective investor is invited to obtain such information concerning the terms and conditions of this offering, to the extent the Company possesses the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to in this Memorandum. Arrangements to ask such questions or obtain such information should be made by contacting the Company's President at the executive offices of the Company. The telephone number of the Company for this purpose is (213) 383-4443. Please be advised that prospective investors may not rely on any oral or written representations that are inconsistent with this Memorandum.

     The offering of the Common Stock is made solely by this Memorandum and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Representatives of the Company may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by the Company in connection with this offering are not to be relied upon by prospective investors.

     ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS MEMORANDUM. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATE(S).

                                    AMENDMENT
                           TO POWERSOURCE CORPORATION
                          PRIVATE PLACEMENT MEMORANDUM
                              as of August 8, 1999


1. Termination Date

This offering will terminate on December 31, 1999, and has been extended by the Company for up to an additional 180 days (the "Sales Termination Date").

2. Minimum subscription level

Once the minimum subscription level of $100,000 is attained, funds will be used for the company's expenses and the offering will continue until the earlier of
(i) the sale of a total of $5,000,000 of Units, or (ii) the Sales Termination Date.

3. Broker-dealer

The Units will be offered on a "best-efforts" basis by RH Investment Corporation ("RH"), a broker-dealer registered with the National Association of Securities Dealers, Inc. ("NASD"). RH will be paid selling commissions with respect to Units sold by it. The Company will indemnify RH with respect to disclosures made in the Memorandum.


4. Securities Offered

The  Company is  offering  shares of Common  Stock and  Warrants  (collectively,
"Units") for a purchase price of $5,000 per Unit with a one Unit minimum ($5,000). The minimum offering is $100,000 and the maximum offering is $5,000,000, subject to the Company's option, exercisable in its sole discretion, to increase the maximum offering to $5,000,000. The Company reserves the right in its sole discretion to accept less than the minimum investment from a limited number of investors. The Company will have the unrestricted right to reject tendered subscriptions for any reason and to sell fractional Units. In the event the Units available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. At any time until the Sales Termination, the Company will have the right in its sole discretion to redeem any Units purchased by investors who purchase less than the minimum investment (i.e., $5,000), for a redemption price equal to the original purchase price of the Units. See "INVESTOR SUITABILITY STANDARDS."

(i) The minimum gross offering proceeds of ($100,000) as of this date have been deposited into the Company's operating account, and (ii) Unit investors will become shareholders. The offering will continue until Closing of the offering. New subscription funds which are thereafter accepted will be deposited directly into the Company's operating account.


5. Plan of Distribution

The Units are being offered by the Company on a best-efforts basis through registered broker-dealers who are members of the National Association of Securities Dealers, Inc., including RH Securities Corporation ("RH"). The Company has entered into a selling agreement with RH that designates RH as the exclusive agent for the Company in connection with this offering. RH is a California corporation organized to be a registered member of the National Association of Securities Dealers, Inc. ("NASD"). RH is currently a member of the NASD. To the extent Units are sold by RH, it will earn selling commissions equal to 10% of the purchase price of the Units sold by it. As additional incentive compensation for each Unit sold, RH or its designee will be issued 400 Class E Warrants exercisable for a period five years at an exercise price of $3.50 per share. The shares issuable upon exercise of the Class E Warrants will have piggyback registration rights such that they will be registered on the first registration statement filed by the Company under the Securities Act of 1933, as amended. RH will retain services of a Consulting Company and in exchange for cash equal to 3% of the gross proceeds of the offering, Consulting Company will provide RH with administrative, consulting, blue sky, investor relations, and due diligence services. RH and Consulting Company are indemnified by the Company with respect to this Offering pursuant to the selling agreement between the Company and RH.

This AMENDMENT dated  September 7, 1999

                                    EXHIBIT A
                             SUBSCRIPTION DOCUMENTS


Name of Investor:_______________________________________________
                                                                (Print)

PowerSource Corporation
3660 Wilshire Boulevard, Suite 1104
Los Angeles, California 90010
Attention: Illya Bond, President

     Re:  POWERSOURCE  CORPORATION  - 1,000  Units  (the  "Units")  - Each  Unit
     ---------------------------------------------------------------------------
Consisting  of 2,000 Shares of Common Stock (the  "Shares")  and 1,000  Warrants
--------------------------------------------------------------------------------
(the "Warrants")
----------------

Gentlemen:

     1.  Subscription.  The  undersigned  hereby tenders this  subscription  and applies  to  purchase  the  number  of Units  in  PowerSource  Corporation  (the
"Company") indicated below, pursuant to the terms of this Subscription Agreement. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Units. The undersigned understands that the Units are being offered pursuant to the Confidential Private Placement Memorandum, dated January 12, 1999 and its exhibits (the "Memorandum"). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information contained in the Purchaser Questionnaire is complete and accurate, and presents a true statement of the undersigned's financial condition.

     2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

     (i) The undersigned has received a copy of the Memorandum, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested.

     (ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto.

     (iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Memorandum, and has determined that the investment is suitable for him. The undersigned has adequate financial resources for an investment of this character, and at this time he could bear a complete loss of his investment. The undersigned understands that any projections which may be made in the Memorandum are mere estimates and may not reflect the actual results of the Company's operations.

     (iv) The undersigned understands that the Units are not being registered under the Securities Act of 1933, as amended (the "1933 Act") on the ground that the issuance thereof is exempt under Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Units.

     (v) The undersigned understands that the Units are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a public offering in such state. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties and those of other purchasers of Units. The undersigned covenants not to sell, transfer or otherwise dispose of a Unit unless such Unit has been registered under the applicable state securities laws, or an exemption from registration is available.

     (vi) The undersigned (i) has a net worth (or joint net worth with the purchaser's spouse) of at least $1,000,000, or (ii) has an annual gross income in the last two years of at least $200,000, and expected gross income in the current year of at least $200,000 (or joint annual gross income with spouse of $300,000), or (iii) otherwise meets the requirements for an Accredited Investor as defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended, or (iv) is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of either (i), (ii) or (iii) above.

     (vii) The undersigned understands that the Units are not being registered under the securities laws of any state on the basis that the issuance thereof is exempt as an offer and sale to purchasers in such state meeting certain investor suitability standards with respect to income, net worth, knowledge and sophistication. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties and those of other purchasers of Units. The undersigned covenants not to sell, transfer or otherwise dispose of a Unit unless such Unit has been registered under the applicable state securities laws, or an exemption from registration is available.

     (viii) The undersigned has no need for any liquidity in his investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Units and it is not likely that any public market for the Units will develop; (b) it may not be possible to liquidate the investment readily;
(c) the undersigned must bear the economic risk of his investment in the Units for an indefinite period of time because the Units have not been registered under the 1933 Act and applicable state law or an exemption from such registration is available; (d) a legend as to the restrictions on transferability of the Units referred to herein will be made on the document evidencing the Unit, and (e) a notation in the appropriate records of the Company will be made with respect to any restrictions on transfer of Units.

     (ix) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him of Units have been made within the state indicated below his signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

     (x) The undersigned has relied solely upon the Memorandum and independent investigations made by him or his purchaser representative with respect to the Units subscribed for herein, and no oral or written representations beyond the Memorandum have been made to the undersigned or relied upon by the undersigned.

     (xi) The undersigned agrees not to transfer or assign this subscription or any interest therein.

     (xii) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

     (xiii) If the undersigned is a partnership, corporation or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Units. This Subscription Agreement and all other documents executed in connection with this subscription for Units are valid, binding and enforceable agreements of the undersigned.

     (xiv) The undersigned meets any additional suitability standards and/or financial requirements which may be required in the jurisdiction in which he resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and he is not a minor.

     (xv) The undersigned has a pre-existing business relationship with an officer, director, employee, consultant or other affiliate of the Company, and was not offered these securities by any form of general solicitation, cold calling or public advertisement.

     3. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, Shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned's representations and warranties herein being untrue or inaccurate, or because of a breach of this agreement by the undersigned.

     4. Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty percent (20%) withholding on interest or dividends paid to the holder of the Units.

     5. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of California. The venue for any legal action under this Agreement will be in the proper forum in the City of Los Angeles, State of California.

     6. Arbitration. Any dispute under this Subscription Agreement will be resolved by binding arbitration under the then prevailing rules of the American Arbitration Association in the City of Los Angeles, State of California.

     The undersigned has (have) executed this Subscription Agreement on this day of , 19 , at
 .


         ------------------                               -------------------
         Signature (1)                                    Signature (2)



      Printed Name                                     Printed Name




      Social Security or                               Social Security or
      Tax Identification Number                        Tax Identification Number




      Street Address                                   Street Address

      City, State and Zip Code                         City, State and Zip Code



Number of Units.................................................................

Dollar Amount of Shares (At $5,000 per Unit)....................................

PLEASE MAKE CHECKS PAYABLE TO: "POWERSOURCE ESCROW."


                      MANNER IN WHICH TITLE IS TO BE HELD:

    ___  Community Property *                        ___   Individual Property
    ___  Joint Tenancy with                          ___   Separate Property
    ___  Right of Survivorship*                      ___   Tenants-in-Entirety*
    ___  Individual Retirement Acct.                 ___   Tenants-in-Common*
    ___  Pension or Profit Sharing Plan              ___   Keogh Plan
    ___  Corporate or Partnership**                  ___   Fiduciary for a Minor
    ___  Trust or Fiduciary Capacity
    ___  (trust documents must accompany this form)
    ___  Other (Please indicate)

 *Signature of all parties required.
**In the case of partnership, state names of all partners.


--------------------------------------------------------------------------------
 SUBSCRIPTION ACCEPTED:

 POWERSOURCE CORPORATION


 By:

 Illya Bond, President                                                DATE

                             POWERSOURCE CORPORATION
                             PURCHASER QUESTIONNAIRE


PowerSource Corporation
3660 Wilshire Boulevard, Suite 1104
Los Angeles, California 90010
Attention: Illya Bond, President

     Re: PowerSource Corporation

Gentlemen:

     The following information is furnished to you in order for you to determine whether the undersigned is qualified to purchase Units (the "Units") in the above referenced company pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), Regulation D promulgated thereunder, and appropriate provisions of applicable state securities laws I understand that you will rely upon the following information for purposes of such determination, and that the Units will not be registered under the Act in reliance upon the exemption from registration provided by Section 4(2) of the Act, Rule 506 of Regulation D, and appropriate provisions of applicable state securities laws.

     ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. However, I agree that you may present this questionnaire to such parties as you deem appropriate if called upon to establish that the proposed offer and sale of the Units is exempt from registration under the Act or meets the requirements of applicable state securities laws.

I hereby provide you with the following representations and information:


1. Name:

2. Residence Address & Telephone No:

3. Mailing Address:

4. Employer and Position:

5. Business Address & Telephone No:

6. Business or Professional Education & Degree:

7. Prior Employment (5 years):

   EMPLOYER

   NATURE OF DUTIES

   DATES-OF-EMPLOYMENT


8.   Prior Investments of Purchaser:

                               Amount (Cumulative)

      Capital Stock            Up to            $ 50,000 to         Over
                    None      $50,000           $250,000           $250,000

      Bonds                    Up to            $ 50,000 to         Over
                    None      $50,000           $250,000           $250,000

      Other                    Up to            $ 50,000 to         Over
                    None      $50,000           $250,000           $250,000


     9. Based on the definition of an "Accredited Investor" which appears below, I am an Accredited Investor. I understand that the representations contained in this section are made for the purpose of qualifying me as an accredited investor as the term is defined by the Securities and Exchange Commission for the purpose of selling securities to me. I hereby represent that the statement or statements initialed below are true and correct in all respects.

I am an Accredited Investor because I fall within one of the following categories:
                         (INITIAL APPROPRIATE CATEGORY)

--- A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

--- A natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year;

--- My spouse and I have had joint income for the most two recent years in excess of $300,000 and we expect our joint income to be in excess of $300,000 for the current year;
--- Any organization described in Section 501(c)(3) of the Internal Revenue Code, or any corporation, Massachusetts Business Trust or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

--- A bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; insurance company as defined in
     Section 2(12) of the Securities Act, investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(1)(48) of that Act; or Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

--- A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

--- An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is to be made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000;

--- An entity in which all of the equity owners are Accredited Investors under the above paragraph.


10.   Financial Information:

     (a) My net worth (exclusive of home, home furnishings and personal automobiles) is $ _______________.

     (b) My net worth including home, home furnishings and personal automobiles is $ ________________.

     (c) My gross income during the preceding two years is:
                      1997:  $ _______________

                      1998:  $ _______________

     (d) My anticipated gross income in 1999 is $ _______________.
     (e) (1) I have such knowledge and experience in financial, tax and business matters that I am capable of utilizing the information made available to me in connection with the offering of the Units to evaluate the merits and risks of an investment in the Units, and to make an informed investment decision with respect to the Units. I do not desire to utilize a Purchaser Representative in connection with evaluating such merits and risks. I understand, however, that the Company may request that I use a Purchaser Representative.

_______________ Initial Here

     (2) I intend to use the services of the following named person(s) as Purchaser Representative(s) in connection with evaluating the merits and risks of an investment in the Units and hereby appoint such person(s) to act as my Purchaser Representative(s) in connection with my proposed purchase of Units:

_______________ Initial Here

     List name(s) of Purchaser Representative(s), if applicable.

     11. Except as indicated below, any purchases of the Units will be solely for my account, and not for the account of any other person or with a view to any resale or distribution thereof.

     12. I represent to you that the  information  contained  herein is complete and accurate and may be relied upon by you. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages. I will notify you immediately of any material change in any of such information occurring prior to the closing of the purchase of Units, if any, by me.

Name (Please Print)..............................

Signature.........................................

Executed at.......................................

(City) ...........................................
(State)...........................................


on this__________ day of____________ , 19_____


--------------------------------------------------------------------------------